Exhibit 99.2

STATEMENTS OF ASSETS SOLD AND REVENUES AND
DIRECT OPERATING EXPENSES OF ASSETS SOLD

MUDD (USA) LLC
(A LIMITED LIABILITY COMPANY)

YEAR ENDED
MARCH 31, 2006 AND FOR THE PERIOD FROM MAY 21, 2004
(COMMENCEMENT OF OPERATIONS) TO MARCH 31, 2005

TABLE OF CONTENTS

MUDD (USA) LLC

YEAR ENDED
MARCH 31, 2006 AND FOR THE PERIOD FROM MAY 21, 2004
(COMMENCEMENT OF OPERATIONS) TO MARCH 31, 2005

PAGE

INDEPENDENT AUDITORS’ REPORT	1
STATEMENTS OF ASSETS SOLD	2
STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF ASSETS SOLD	3
SELECTED NOTES TO FINANCIAL STATEMENTS	4

ii

INDEPENDENT AUDITORS’ REPORT

To the Members of Mudd (USA) LLC
1407 Broadway
New York, New York 10018

We have audited the accompanying statements of assets sold of Mudd (USA) LLC (a limited liability company) as of March 31, 2006 and 2005 and the related statements of revenues and direct operating expenses of assets sold for the year ended March 31, 2006 and for the period from May 21, 2004 (commencement of operations) to March 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets sold of Mudd (USA) LLC at March 31, 2006 and 2005, and its revenues and direct operating expenses of assets sold for the year ended March 31, 2006 and for the period from May 21, 2004 (commencement of operations) to March 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

New York, New York
June 26, 2006

MUDD (USA) LLC
STATEMENTS OF ASSETS SOLD
AS OF MARCH 31, 2006 AND 2005

	2006	2005

Trademarks	$65,621,000	$65,621,000

Total Assets Sold	$65,621,000	$65,621,000

The accompanying selected notes are an integral part of the financial statements and should be read in conjunction therewith.

MUDD (USA) LLC
STATEMENTS OF REVENUES AND DIRECT
OPERATING EXPENSES OF ASSETS SOLD
FOR THE YEAR ENDED MARCH 31, 2006 AND
FOR THE PERIOD FROM MAY 21, 2004
(COMMENCEMENT OF OPERATIONS) TO MARCH 31, 2005

	Year Ended March 31, 2006	Period Ended March 31, 2005

Royalty income	$9,418,595	9,989,114
Advertising income	1,575,865	1,993,428
Total Revenue	10,994,460	11,982,542

Direct Operating Expenses
Licensing agent fees	1,448,843	1,513,838
Advertising and promotion expenses	1,806,643	1,957,496
Legal fees	628,907	421,239
Accounting fees- external	20,000	20,000
Accounting salaries and related benefits	7,225	6,201
Termination of licensing agent fee agreement	2,149,346	-
Total Direct Operating Expenses	6,060,964	3,918,774

Excess of revenues over direct operating expenses	$4,933,496	$8,063,768

The accompanying selected notes are an integral part of the financial statements and should be read in conjunction therewith.

MUDD (USA) LLC
SELECTED NOTES TO FINANCIAL STATEMENTS

Note A - Basis of Presentation

The statements of assets sold and statements of revenues and direct operating expenses of assets sold are a component of Mudd (USA) LLC (the “Company”), a Delaware limited liability company. The Company is a manufacturer and importer of women’s jeans whose principal customers are retail chains and department stores located throughout the United States and Canada. In addition, the Company licenses the use of the brand name “Mudd” to manufacturers and importers of various other products under royalty agreements. These agreements entitle the Company to revenues based upon the greater of royalty percentages applied to applicable product net sales or agreement-defined minimums and reimbursements for certain specified advertising.

The financial statements have been prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission for businesses acquired, specifically in connection with the April 11, 2006 sale by the Company to Iconix Brand Group, Inc. of the assets reflected on the accompanying statements of assets sold (see Note C). Such financial statements, rather than complete financial statements in conformity with accounting principles generally accepted in the United States of America, are presented because the Company’s financial reporting and underlying accounting records are not organized in a manner that allowed for the preparation of such complete financial statements without certain arbitrary and potentially misleading allocations of certain assets, liabilities, and expenses.

Accordingly, the financial statements present only the assets sold and the revenues and expenses directly attributable to the assets sold, consisting of licensing agent fees, advertising and promotion expenses, legal fees and accounting salaries. The financial statements omit corporate overhead, interest and any other expenses not directly related to the assets sold. No income taxes have been provided.

Licensing fees include expenses in connection with a licensing agent agreement and $40,000 per annum in consulting fees. (See Note C).

Legal fees are based upon direct expenses for licensing-related services and, where appropriate, an allocation of fees for general licensing-related representation.

Accounting salaries and related benefits are allocated based upon estimated time spent on licensing-related accounting and reporting totaling approximately one week per quarter.

The accompanying financial statements are not representative of the financial position and results of operations of the Company. Information regarding operating, investing and financing cash flows is not available. Accordingly, statements of cash flows are not presented.

Note B - Summary of Significant Accounting Policies

Revenue Recognition

The Company has entered into various trade name license agreements that provide revenues based on minimum royalties and additional revenues based on a percentage of defined sales. Minimum royalty revenue is recognized on a straight-line basis over each period, as defined, in each license agreement. Royalties exceeding the defined minimum amounts are recognized as income during the period corresponding to the licensee’s sales.

MUDD (USA) LLC
SELECTED NOTES TO FINANCIAL STATEMENTS
(Continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Major Licensees

Three licensees account for approximately 74% and 60% of royalty income for the year ended March 31, 2006 and the period from May 21, 2004 (Commencement of operations) to March 31, 2005, respectively. This revenue consists of license arrangements located in United States and Canada.

Licensing Agent Fees

On May 25, 2005, the Company entered into a licensing agent agreement with INGROUP LICENSING, INC. (“Ingroup”) whereas, Ingroup will be the exclusive agent in the United States and Canada in obtaining various licenses with third parties for the use by such third parties of the “MUDD” tradmarks. The term of the agreement was for the period ending December 31, 2005, and would automatically renew for one additional year until either party gives written notice to the other party on or before December 1, 2005 or on or before December 1, 2006 for any period thereafter. As compensation for its services, the Company paid Ingroup 15% of any and all royalties received by the Company with licenses procured by Ingroup. The licensing agent fees were $1,448,843 and $1,513,838 for the period ended March 31, 2005 and the year ended March 31, 2006, respectively. See Note C for additional information.

Advertising and Promotion

Advertising and promotion costs are expensed as incurred and amounted to $1,806,643 for the period ended March 31, 2005 and for $1,957,496 the year ended March 31, 2006.

Intangible Asset

The intangible asset presented in the accompanying statement of assets sold include certain trademarks that were acquired in connection with the acquisition of a majority interest in the business on May 21, 2004, the date of commencing operations. The carrying value initially assigned to the trademarks amounted to $65,621,000 and was based on the Company’s proportionate interest (78.26%) in the acquired business, applied to the estimated fair market value of the trademark determined at that time. The remainder was brought over at historical book value.

At the time of acquiring the trademarks they were assigned an indefinite useful life. Accordingly, such assets are not amortized but instead are tested at least annually for impairment in value, or at such earlier time when an event occurs or circumstances change that would indicate that the carrying amount may be impaired. Impairment occurs when the fair value of the asset is less than its carrying amount. If impaired, the asset’s carrying amount is reduced to its fair market value. The remaining useful life of the intangible asset is evaluated at each reporting period to determine whether events or circumstances continue to support an indefinite life. The trademarks are pledged as partial collateral under the terms of the factoring arrangement by the Company.  The total balance outstanding under this facility at March 31, 2006 and 2005 was $8,233,666 and $24,762,380.

MUDD (USA) LLC
SELECTED NOTES TO FINANCIAL STATEMENTS
(Continued)

Note B - Summary of Significant Accounting Policies (continued)

The Company has selected March 31st as the date on which it performs the annual impairment test of the trademarks. As required by Statement of Financial Accounting Standards (SFAS) No. 142, the Company retained a valuation specialist to perform an annual impairment review of its trademarks for the first time on March 31, 2005. Based on that impairment review, the fair value of the trademarks at March 31, 2005 was estimated using a discounted cash flow valuation model incorporating discount rates commensurate with the risks involved and no impairment was recorded A similar test was performed as of March 31, 2006 indicated no impairment in the carrying value of the trademarks.

Note C - Sale of Trademarks

On April 11, 2006, the Company sold all of its worldwide trademarks, licensing agreements, excluding its trademark in China, Hong Kong, Macau and Taiwan, in aggregate (the “Sale”), under an Asset Purchase Agreement (“APA”) to Iconix Brand Group, Inc. (“Iconix”) for $87,500,000 payable in cash of $45,000,000 and 3,269,231 shares of Iconix common stock, determined by an average per share price, to have a value equal to $42,500,000.

In connection with the Sale, the Company also entered into a license agreement with IP Holdings, LLC ("IP Holdings") a wholly owned subsidiary of Iconix giving the Company the exclusive right to use the MUDD trademarks in connection with the design, manufacture, sale and distribution of women’s and children’s jeanswear and related products in the United States, in return for which the Company has guaranteed IP Holdings a designated minimum amount of revenues with respect to the royalties due to IP Holdings under its license and those due to IP Holdings all other licenses assumed by Iconix in the Sale, for a period of two years. This guarantee, as well as certain other of the Company’s obligations to IP Holdings, is secured by the Company’s pledge of a portion of the cash and shares issued by Iconix as consideration in the Sale.

In connection with the Sale, the Company paid $2,500,000 to terminate its licensing agent fee agreement, inclusive of the fee otherwise payable for the quarter ended March 31, 2006 (totaling $350,654).